Exhibit 5(a)

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK SAN FRANCISCO SEOUL SHANGHAI SILICON VALLEY WASHINGTON	Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001-4956 T +202 662 6000

March 17, 2022

Ladies and Gentlemen:

We have acted as counsel to The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of (i) up to $850,000,000 aggregate principal amount of its 5.000% Senior Notes due 2029 (the “2029 Exchange Notes”) and up to $600,000,000 aggregate principal amount of its 5.250% Senior Notes due 2031 (the “2031 Exchange Notes” and, together with the 2029 Exchange Notes, the “Exchange Notes”) and (ii) guarantees of the Exchange Notes (the “Guarantees”) by certain subsidiaries of the Company listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”), pursuant to the registration statement on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement hereinafter referred to as the “Registration Statement”). As described in the Registration Statement, the 2029 Exchange Notes and related Guarantees will be exchanged for the Company’s outstanding 5.000% Senior Notes due 2029 (the “2029 Restricted Notes”) and related guarantees, and the 2031 Exchange Notes and related Guarantees will be exchanged for the Company’s outstanding 5.250% Senior Notes due 2031 (the “2031 Restricted Notes,” and, together with the 2029 Restricted Notes, the “Restricted Notes”) and related guarantees. The Company will issue the Exchange Notes and the Subsidiary Guarantors will provide the Guarantees, in each case, pursuant to the indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, in respect of the 2029 Restricted Notes and 2029 Exchange Notes, dated as of May 18, 2021 (as thereafter supplemented to add new Subsidiary Guarantors, the “Tenth Supplemental Indenture”), and as supplemented by the Eleventh Supplemental Indenture, in respect of the 2031 Restricted Notes and 2031 Exchange Notes, dated as of May 18, 2021 (as thereafter supplemented to add new Subsidiary Guarantors, the “Eleventh Supplemental Indenture”) (the Base Indenture, as supplemented by the Tenth Supplemental Indenture with respect to the 2029 Restricted Notes and 2029 Exchange Notes and as supplemented by the Eleventh Supplemental Indenture with respect to the 2031 Restricted Notes and 2031 Exchange Notes, as applicable, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.

We have reviewed (i) the Indenture and (ii) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Trustee has duly authorized, executed and delivered the Indenture. We have assumed further that the Company and the Subsidiary

The Goodyear Tire & Rubber Company

March 17, 2022

Guarantors that are incorporated or formed in jurisdictions other than Delaware (such Subsidiary Guarantors, which are listed on Schedule B hereto, the “Non-Delaware Guarantors”) are validly existing and in good standing under the laws of the jurisdiction in which each is incorporated or formed, as applicable, and that each has the power, authority and legal right to execute, deliver and perform the Indenture, the Exchange Notes and the Guarantees, as applicable. We have assumed further that each of the Company and the Non-Delaware Guarantors has duly authorized, executed and delivered the Indenture, the Exchange Notes and the Guarantees, as applicable. With respect to all matters of Ohio law, we note that you are relying on an opinion of David E. Phillips, Senior Vice President and General Counsel of the Company, which is filed as Exhibit 5(b) to the Registration Statement. With respect to all matters of Arizona law, we note that you are relying on an opinion of Squire Patton Boggs (US) LLP, which is filed as Exhibit 5(c) to the Registration Statement. With respect to all matters of Indiana law, we note that you are relying on an opinion of Taft Stettinius & Hollister LLP, which is filed as Exhibit 5(d) to the Registration Statement. With respect to all matters of Kentucky law, we note that you are relying on an opinion of Taft Stettinius & Hollister LLP, which is filed as Exhibit 5(e) to the Registration Statement. With respect to all matters of the law of the province of Ontario, Canada, we note that you are relying on an opinion of Gowling WLG (Canada) LLP, which is filed as Exhibit 5(f) to the Registration Statement.

We have relied as to certain matters on information obtained from public officials, officers of the Company and the Subsidiary Guarantors, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if: (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Act and all required prospectuses or prospectus supplements required by applicable law have been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and the Exchange Notes and Guarantees have been duly issued and delivered in exchange for the Restricted Notes in accordance with the terms of the exchange offer contemplated by the Registration Statement, and assuming the Exchange Notes and Guarantees as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, whether imposed by any agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or any Subsidiary Guarantor or otherwise, then, upon the happening of such events, the Exchange Notes and the Guarantees will constitute the valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Goodyear Tire & Rubber Company

March 17, 2022

The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights or (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We express no opinion as to the existence or adequacy of consideration received by any Subsidiary Guarantor for the Guarantees.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Covington & Burling LLP

The Goodyear Tire & Rubber Company

March 17, 2022

SCHEDULE A

Subsidiary Guarantors

Subsidiary Guarantor	State of Incorporation or Formation
Celeron Corporation	Delaware

Cooper International Holding Corporation	Delaware

Cooper Receivables LLC	Delaware

Cooper Tire & Rubber Company	Delaware

Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware

Cooper Tire Holding Company	Ohio

Divested Companies Holding Company	Delaware

Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Export Inc.	Delaware

Goodyear Farms, Inc.	Arizona

Goodyear International Corporation	Delaware

Goodyear Western Hemisphere Corporation	Delaware

Max-Trac Tire Co., Inc.	Ohio

Mickey Thompson Performance Racing Inc.	Ohio

Raben Tire Co., LLC	Indiana

T&WA, Inc.	Kentucky

Wingfoot Brands LLC	Delaware

The Goodyear Tire & Rubber Company

March 17, 2022

SCHEDULE B

Non-Delaware Guarantors

Subsidiary Guarantor	State of Incorporation or Formation
Cooper Tire Holding Company	Ohio

Divested Litchfield Park Properties, Inc.	Arizona

Goodyear Canada Inc.	Ontario, Canada

Goodyear Farms, Inc.	Arizona

Max-Trac Tire Co., Inc.	Ohio

Mickey Thompson Performance Racing Inc.	Ohio

Raben Tire Co., LLC	Indiana

T&WA, Inc.	Kentucky